Exhibit 99.1

BIOATLA REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS

AND HIGHLIGHTS RECENT PROGRESS

– CAB-EpCAM x CAB-CD3 bispecific T-cell engager (TCE) (BA3182) Phase 1 dose-escalation study ongoing, currently dosing 1.2 mg cohort; Phase 1 data readout expected 2H 2025

– Fast Track Designated Ozuriftamab vedotin (Oz-V; CAB-ROR2-ADC) Phase 2 study ongoing; meeting planned with U.S. Food & Drug Administration (FDA) in 3Q 2025 to discuss proposed Phase 3 study design

– Company is advancing partnering discussions and remains confident in our goal to close at least one transaction in 2025

– Management to host conference call and webcast today at 4:30 PM Eastern Time

SAN DIEGO, August 7, 2025 – BioAtla, Inc. (Nasdaq: BCAB), a global clinical-stage biotechnology company focused on the development of Conditionally Active Biologic (CAB) antibody therapeutics using its proprietary CAB platform for the treatment of solid tumors, today announced its financial results for the second quarter ended June 30, 2025 and provided highlights on its clinical programs.

“We continue to be encouraged by the performance of our dual CAB EpCAM x CD3 bispecific TCE, BA3182, in Phase 1 and remain on track for an updated Phase 1 data readout later this year,” said Jay M. Short, Ph.D., Chairman, Chief Executive Officer and co-founder of BioAtla, Inc. “We are making encouraging progress with a partner at the term-sheet stage for one of our CAB assets, while continuing to advance partnering discussions across our portfolio, allowing us to maintain our guidance for a transaction this year.”

Key Developments, Operational Updates and Upcoming Milestones

•
Phase 1/2 dose-escalation for conditionally binding BA3182 (CAB-EpCAM x CAB-CD3 TCE) (NCT05808634) in heavily pretreated patients with unresectable or metastatic adenocarcinoma
▪
Phase 1 dose escalation ongoing and on track for data readout 2H 2025
▪
Seven patients achieved objective tumor size reductions: pancreatic (-5%), colorectal cancer (-6%, -8%, 10%), breast (-11%), cholangiocarcinoma (-13%), and NSCLC (-25%)
▪
Prolonged progression-free intervals observed in 2 CRC pts: 11 mo and 16 mo
▪
All five evaluable patients in the 0.6 mg cohort have stable disease and are continuing on treatment (evaluable defined as having had the opportunity for at least one scan)
▪
Cohort expansion data readout anticipated 1H 2026
•
Phase 2 Trial of Fast Track Designated ozuriftamab vedotin (Oz-V) (CAB-ROR2-ADC) (NCT05271604) in treatment-refractory SCCHN (median of 3 prior lines of treatment)
▪
Oz-V monotherapy continues to demonstrate compelling antitumor activity in 2L+ HPV+ oropharyngeal squamous cell carcinoma (OPSCC) at the 1.8 mg/kg Q2W dosing regimen
•
ORR 45% (5/11), 27% (3/11) confirmed; Disease control rate 100% (11/11)
•
Median duration of response 9.9 months, median progression-free survival 4.7 months, and median overall survival 11.6 months, ongoing
•
HPV+ OPSCC represents a sizable and rapidly growing patient population and one that is poorly served by EGFR inhibitors and other standard of care regimens.

•
Other studies using standard of care agents have reported an ORR of 3.4% and a median OS of 4.4 months among HPV+ SCCHN patients.
▪
Planned meeting with the FDA for guidance on proposed Phase 3 study in treatment-refractory, metastatic HPV+ OPSCC in 3Q 2025.
▪
Company believes Oz-V has the potential for accelerated approval.

•
We continue to advance partnering discussions across our preclinical and clinical CAB portfolio and remain confident in our goal to close at least one transaction in 2025.

Clinical Communications

•
Upcoming Presentations
▪
Abstract accepted for presentation titled “Results from a Phase 1 Dose Escalation Study of BA3182, a Dual-Conditionally Active Biologic (CAB) EpCAM x CD3 Bispecific T-cell Engager in Patients with Treatment Refractory Metastatic Adenocarcinoma” at the upcoming 2025 European Society for Medical Oncology (ESMO) Annual Meeting to be held in Berlin, Germany from October 17‒21, 2025

•
Recent Presentations
▪
Oral presentation titled “First-in-human Phase 1 Study of a Dual-Conditionally Active Biologic (CAB) EpCAM x CD3 Bispecific T-cell engager (TCE), BA3182, in Patients with Treatment Refractory Metastatic Adenocarcinoma” occurred during the 2025 ESMO TAT Asia Meeting held in Hong Kong SAR, China in July
▪
A poster was presented at the ESMO Gastrointestinal Cancers Congress in July titled “Preliminary Results from a First-in-Human Phase 1 Study of a Dual-Conditionally Binding EpCAM x CD3 Bispecific T-cell Engager, BA3182, in Pts with Treatment Refractory Metastatic Adenocarcinoma”
▪
A poster was presented at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting in Chicago, IL in June titled “Phase 2 trial of Ozuriftamab Vedotin (BA3021), a Conditionally Binding ROR2-ADC, in Patients with Heavily Pretreated Squamous Cell Carcinoma of the Head and Neck”
▪
Invited speaker presentation titled “BA3182: A Novel EpCAM Targeting, Conditionally Active T Cell Engager”, presented by Gerhard Frey, PhD, Vice President, Technology Development, BioAtla, at the Protein & Antibody Engineering Summit (PEGS) Conference in May
▪
Two posters were presented at the 2025 American Association for Cancer Research (AACR) Annual Meeting in Chicago, IL in April
•
“Identification of Novel Senolytic Targets and Development of Conditionally Active Biologic-based Drug Conjugates for Targeted Senescence Associated Secretory Phenotype Elimination in vivo”
•
“BA3361, A Tumor Selective, Conditionally Active Biologic (CAB) anti-Nectin4-ADC with a Novel NextGen Linker System Enhances Therapeutic Efficacy in Pancreatic Cancer”

Second Quarter 2025 Financial Results

Research and development (R&D) expenses were $13.7 million for the quarter ended June 30, 2025 compared to $16.2 million for the same quarter in 2024. The decrease of $2.5 million was primarily due to a $1.2 million decrease in headcount related expenses including the impact of our workforce reduction announced in March 2025, a $0.6 million decrease in program development expenses in 2025 due to program prioritization efforts implemented previously and our ongoing efforts to complete Phase 2 trials in several indications, and a $0.6 million decrease in non-cash stock-based compensation expense. We expect our R&D expenses to continue to decrease for the remainder of 2025 as we conclude our Phase 2 trials for several indications and focus our ongoing development on our prioritized programs.

General and administrative (G&A) expenses were $5.0 million for the quarter ended June 30, 2025 compared to $5.8 million for the same quarter in 2024. The $0.8 million decrease was primarily due to lower non-cash stock-based compensation and lower headcount related expenses related to our workforce reduction.

Net loss for the quarter ended June 30, 2025 was $18.7 million compared to a net loss of $21.1 million for the same quarter in 2024.

Net cash used in operating activities for the six months ended June 30, 2025 was $30.4 million compared to net cash used in operating activities of $50.0 million for the same period in 2024. Cash used for the quarter ended June 30, 2025 was $14.1 million, including $0.6 million in costs related to our workforce reduction. We expect our quarterly cash burn to decrease as we near completion of our Phase 2 clinical trials for several indications.

Cash and cash equivalents as of June 30, 2025 were $18.2 million, compared to $49.0 million as of December 31, 2024. The Company continues to take additional cash preservation measures by controlling expenses and monitoring encouraging progress for near-term milestone payments, while progressing partnership discussions that support key clinical activities and readouts. These activities, along with positive data from our EpCAM Phase 1 trial, are expected to lead to transformational value creation.

Second Quarter 2025 Conference Call and Webcast Details

The management of BioAtla, Inc. will host a conference call and webcast for the investment community today, August 7, 2025, at 4:30 pm Eastern Time. A live webcast may be accessed here: BioAtla Second Quarter 2025 Earnings Call. The conference call can be accessed by dialing toll-free (800) 274-8461 or (203) 518-9814 (international). The passcode for the conference call is BIOATLA.

A replay of the webcast and slides with topline interim clinical data referenced on the call will be available through “Events & Presentations” in the Investors section of the company’s website after the conclusion of the presentation and will be archived on the BioAtla website for one year.

About CAB-EpCAM x CAB-CD3 Bispecific T-cell Engager Antibody

BioAtla is developing BA3182 as a potential anticancer therapy for patients with advanced adenocarcinoma. BA3182 is a (CAB) EpCAM x (CAB) CD3 bispecific T cell engager antibody that contains two binding sites for EpCAM and two binding sites for CD3ε. The binding sites for EpCAM and CD3ε have been designed to bind their respective targets specifically and reversibly under the conditions found in the TME and to have reduced binding outside of the TME. The CAB selective binding to both the CAB EpCAM and CAB CD3ε arms are required to activate the T cell engagement against the tumor, thus enabling the combined selectivity of each CAB binding arm in the bispecific antibody. BioAtla continues to advance the ongoing Phase 1 study to evaluate the safety, pharmacokinetics, and efficacy of BA3182 in advanced adenocarcinoma patients.

About Mecbotamab Vedotin

Mecbotamab vedotin (Mec-V), CAB-Platform-AXL-ADC, is a conditionally and reversibly active antibody drug conjugate targeting the receptor tyrosine kinase AXL. This Phase 2 stage clinical asset is targeting multiple solid tumor indications, including the treatment of mKRAS NSCLC patients who have previously experienced progression on or after PD-1/L1, epidermal growth factor receptor and/or ALK inhibitor therapies.

About Ozuriftamab Vedotin

Ozuriftamab vedotin (Oz-V), CAB-Platform-ROR2-ADC, is a conditionally and reversibly active antibody drug conjugate directed against ROR2, a transmembrane receptor tyrosine kinase that is present across many different solid tumors including head and neck, lung, triple-negative breast cancer and melanoma. Overexpression of ROR2, a noncanonical wnt5A signaling receptor, is driven by oncoproteins associated with HPV infection and forms a cancer axis that is associated with poor prognosis and resistance to chemo- and immunotherapies. This Phase 3 ready clinical asset is targeting multiple solid tumor indications, including the treatment of patients with HPV+ OPSCC who have previously experienced progression on PD-1/L1 therapies and platinum chemotherapy. The FDA granted Fast Track Designation to ozuriftamab vedotin for the treatment of patients with recurrent or metastatic SCCHN.

About Evalstotug

Evalstotug, is a CAB-Platform anti-CTLA-4 antibody that is being developed as an immuno-oncology agent with the goal of delivering efficacy at least comparable to the approved anti-CTLA-4 antibodies, but with lower toxicities due to the CAB's tumor microenvironment (TME)-restricted activity. This is anticipated to enable safer anti-CTLA-4 antibody combination therapies, such as with anti-PD-1 antibody checkpoint inhibitors, and potentially broaden the patient population tolerant to combination therapy and deliver greater efficacy. Like our other CAB candidates, this Phase 2 clinical asset is designed to be conditionally and reversibly active in the TME. Evalstotug is being developed as a potential therapeutic for multiple solid tumor indications that are known to be responsive to CTLA-4 treatment in combination with a PD-1 blocking agent.

About BioAtla®, Inc.

BioAtla is a global clinical-stage biotechnology company with operations in San Diego, California, and in Beijing, China through its contractual relationship with BioDuro-Sundia, a provider of preclinical development services. Utilizing its proprietary CAB platform technology, BioAtla develops novel, reversibly active monoclonal and bispecific antibodies and other protein therapeutic product candidates. CAB product candidates are designed to have more selective targeting, greater efficacy with lower toxicity, and more cost-efficient and predictable manufacturing than traditional antibodies. BioAtla has extensive and worldwide patent coverage for its CAB platform technology and products with greater than 780 active patent matters, more than 500 of which are issued patents. Broad patent coverage in all major markets include methods of making, screening and manufacturing CAB product candidates in a wide range of formats and composition of matter coverage for specific products. To learn more about BioAtla, Inc., visit www.bioatla.com.

Forward-looking Statements

Statements in this press release contain "forward-looking statements" that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "expect," "believe," "will," "may," "should," "estimate," "project," "outlook," "forecast" or other similar words. Examples of forward-looking statements include, among others, statements we make regarding BioAtla’s business plans and prospects and whether our clinical trials will support registration; achievement of milestones; results, progress and timing of our research and development programs and clinical trials; expectations with respect to enrollment and dosing in our clinical trials, plans and expectations regarding future data updates, clinical trials, regulatory meetings and regulatory submissions; the timing of and the ability to establish collaborations or other strategic partnerships for selected assets; the potential regulatory approval path for our product candidates; and expectations about the sufficiency of our cash and cash equivalents to fund operations and expectations regarding R&D expenses and cash burn. Forward-looking statements are based on BioAtla's current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: factors that raise substantial doubt about our ability to continue as a going concern and that we will need additional funding to continue development of our CAB technology platform and our CAB product candidates; potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; whether regulatory authorities will be satisfied with the design of and results from the clinical studies or take favorable regulatory actions based on results from the clinical studies; our dependence on the success of our CAB technology platform; our ability to enroll patients in our ongoing and future clinical trials; the successful selection and prioritization of assets to focus development on selected product candidates and indications; our ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; our reliance on third parties for the manufacture and supply of our product candidates for clinical trials; our reliance on third parties to conduct our clinical trials and some aspects of our research and preclinical testing; potential adverse impacts due to geopolitical or macroeconomic events outside of our control, including health epidemics or pandemics; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2025, our Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2025 and August 7, 2025 and our other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and BioAtla undertakes no duty to update such information except as required under applicable laws.

Internal Contact:

Richard Waldron

Chief Financial Officer

BioAtla, Inc.

rwaldron@bioatla.com

858.356.8945

External Contact:
Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

BioAtla, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating expenses:
Research and development	$13,684	$16,198	$26,039	$35,050
General and administrative	4,963	5,774	10,222	11,379
Total operating expenses	18,647	21,972	36,261	46,429
Loss from operations	(18,647)	(21,972)	(36,261)	(46,429)
Other income (loss):
Interest income	233	900	633	2,123
Gain (loss) on warrant liability	(297)	—	1,583	—
Total other income (loss)	(64)	900	2,216	2,123
Net loss and comprehensive loss	$(18,711)	$(21,072)	$(34,045)	$(44,306)
Net loss per common share, basic and diluted	$(0.32)	$(0.44)	$(0.58)	$(0.92)
Weighted-average shares of common stock outstanding, basic and diluted	58,504,396	48,214,893	58,377,516	48,151,176

BioAtla, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30, 2025	December 31, 2024

Cash and cash equivalents	$18,207	$49,046
Total assets	27,129	52,422
Total current liabilities	16,600	14,540
Total liabilities	43,874	38,157
Total stockholders' equity (deficit)	(16,745)	14,265
Total liabilities and stockholders' equity (deficit)	27,129	52,422